UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Aflac Incorporated
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AFLAC INCORPORATED
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

V01290-P86452

Your **Vote** Counts!

AFLAC INCORPORATED

2023 Annual Meeting

Vote by April 30, 2023 11:59 PM ET. For shares held in a Plan, vote by April 26, 2023 11:59 PM ET.

You invested in AFLAC INCORPORATED and it’s time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 1, 2023.
Get informed before you vote
View the Notice and Proxy Statement as well as the Annual Report on Form 10-K for the year ended December 31, 2022 online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 17, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.
*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT
This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

The following proposals are being submitted to the Shareholders:
1.
to elect as Directors of the Company the eleven nominees named in the accompanying Proxy Statement to serve until the next Annual Meeting and until their successors are duly elected and qualified;
Nominees:

1a.	Daniel P. Amos	For
1b.	W. Paul Bowers	For
1c.	Arthur R. Collins	For
1d.	Miwako Hosoda	For
1e.	Thomas J. Kenny	For
1f.	Georgette D. Kiser	For
1g.	Karole F. Lloyd	For
1h.	Nobuchika Mori	For
1i.	Joseph L. Moskowitz	For
1j.	Barbara K. Rimer, DrPH	For
1k.	Katherine T. Rohrer	For
2.	to consider the following non-binding advisory proposal:
	“Resolved, on an advisory basis, the shareholders of Aflac Incorporated approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and accompanying tables and narrative in the Notice of 2023 Annual Meeting of Shareholders and Proxy Statement”	For
3.	non-binding, advisory vote on the frequency of future advisory votes on executive compensation	Year
4.	to consider and act upon the ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for the year ending December 31, 2023	For

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V01291-P86452